10f-3 Transactions Summary*
* Wells Fargo Advantage Funds Compliance Department has on file a checklist 3signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.


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
                                                              AFFILIATED
                                                               PRINCIPAL         EXECUTING      PURCHASE   SHARES/PAR
FUND NAME             SECURITY DESCRIPTION     TRADE DATE     UNDERWRITER         BROKER          PRICE      AMOUNT
---------          -------------------------   ----------   ---------------   ---------------   --------   ----------
Income Plus Fund   Diamond Offshore Drill DO    10/05/09      Wells Fargo           JPM           $99.34    1,850,000
                          5.7 10/15/39                      Securities, LLC
Income Plus Fund    CA Inc. CA 5.375 12/1/19    11/09/09      Wells Fargo           JPM           $99.16    2,000,000
                                                            Securities, LLC
Income Plus Fund   Boston Scientific BSX 4.5    12/10/09      Wells Fargo           JPM           $99.69    1,250,000
                            1/15/15                         Securities, LLC
Income Plus Fund     Brocade Communications     01/13/10      Wells Fargo        JP Morgan        $99.11     360,000
                      BRCD 6.875 1/15/2020                  Securities, LLC
Income Plus Fund    Newfield Exploration Co     01/20/10      Wells Fargo        JP Morgan        $99.11    1,250,000
                       NFX 6.875 2/1/2020                   Securities, LLC
Income Plus Fund   Suburban Propane Partners    03/10/10      Wells Fargo          B of A         $99.14     375,000
                       SPH 7.375 3/15/20                    Securities, LLC
Income Plus Fund     Consol Energy CNX 8.25     03/25/10      Wells Fargo          B of A        $100.00     175,000
                           04/01/2020                       Securities, LLC
Income Plus Fund       Valmont Industries       04/07/10      Wells Fargo      Credit Suisse     $99.998    1,250,000
                       VMI 6.625 4/20/20                    Securities, LLC
Income Plus Fund         Discover Bank         4/12/2010      Wells Fargo        JP Morgan        $99.31     735,000
                         DFS 7 4/15/20                      Securities, LLC
Income Plus Fund       L-3 Communications       05/18/10      Wells Fargo           BofA          $99.68    2,225,000
                      CorP.LL 4.75 7/15/20                  Securities, LLC
Income Plus Fund      Avnet Inc. AVT 5.875      06/17/10      Wells Fargo           JPM           $99.47    2,325,000
                            6/15/20                         Securities, LLC
Income Plus Fund      Esterline Tech ESL 7      07/19/10      Wells Fargo     Bank of Amercia    $100.00     195,000
                             8/1/20                         Securities, LLC
Income Plus Fund     WellPoint Inc WLP 5.8      08/10/10      Wells Fargo      Goldman Sachs      $98.89    2,000,000
                            8/15/40                         Securities, LLC
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